EXHIBIT NO. 99.(a) 9

MFS ACTIVE EXCHANGE TRADED FUNDS TRUST

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

REDESIGNATION OF SERIES

 Pursuant to Sections 6.11 and 9.3(a) of the Amended and Restated Declaration of Trust dated March 6, 2024, as amended (the “Declaration”), of MFS Active Exchange Traded Funds Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

The series designated as MFS Active International Large Cap Value ETF shall be redesignated as MFS Active International Value ETF.

 Pursuant to Section 10.1 of the Declaration, this redesignation of series of Shares shall be effective on or about May 1, 2026.

 IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of May 1, 2026, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

/s/STEVEN E. BULLER Steven E. Buller c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/CLARENCE OTIS, JR. Clarence Otis, Jr. MFS Investment Management 111 Huntington Avenue Boston, MA 02199
/s/JOHN A. CAROSELLI John A. Caroselli c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/MICHAEL W. ROBERGE Michael W. Roberge c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
/s/MAUREEN R. GOLDFARB Maureen R. Goldfarb c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/MARYANNE L. ROEPKE Maryanne L. Roepke MFS Investment Management 111 Huntington Avenue Boston, MA 02199
/s/PETER D. JONES Peter D. Jones c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/PAULA E. SMITH Paula E. Smith MFS Investment Management 111 Huntington Avenue Boston, MA 02199
/s/JOHN P. KAVANAUGH John P. Kavanaugh c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/DARRELL A. WILLIAMS Darrell A. Williams c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
/s/JAMES W. KILMAN, JR. James W. Kilman, Jr. c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199